Exhibit ______

BORROWER REGISTRATION AGREEMENT

This Borrower Registration Agreement is made and entered into between [____________________], referred to in this Agreement as “you” as the authorized representative of [__________________________], referred to in this Agreement as the “organization” “your organization” or “it” and Semble, Inc. (“Semble”).

The Semble marketplace is a peer-to-community online credit platform (the “platform”) operated by Semble for the registration of borrowers and lenders, the receipt, display and matching of listings and commitments for loans and the origination, servicing and collection of principal of and interest and other charges payable on loans.   Semble provides services in connection with the origination of such loans and Semble services all loans made to Semble borrowers through the platform.  The following Agreement describes the services and your rights and obligations should you elect to register as a borrower on the platform.  Semble is referred to in this Agreement as “we” or “us.”

1.  Registration as a Semble Borrower.  The organization, by and through you, is registering as a borrower in the Semble marketplace, so that the organization may be eligible to post loan requests or “listings” for display on the platform to people who may be interested in committing alongside others to facilitate the funding of a loan to the organization by Semble.  We refer to the people who commit on listings as “lenders” even though all loans to Semble borrowers obtained through the platform are made by Semble.  You and your organization agree to comply with the terms and provisions of this Agreement, the Terms of Use of the Semble website, and the Semble Policies, as those guidelines may be amended from time to time by Semble in its sole discretion (collectively, the “Semble Terms and Conditions”).

We reserve the right to restrict access to the platform to not-for-profit organizations who meet minimum guidelines and other criteria, as determined by us in our sole discretion.

2.  Authorization to Obtain Credit Report.  You and your organization authorize us to obtain a credit report from one or more credit reporting agencies.  We may use the credit report for any lawful purpose, including but not limited to (i) for authentication purposes (ii) in determining existing debt(s) the organization currently has, (iii) to obtain and display certain information and characteristics from the organization’s credit report from one or more credit reporting agencies, including but not limited to the number, age, type and status of public records (such as bankruptcies and judgments), and (iv) to obtain and display on any note trading platform, that may exist from time to time, certain information and characteristics from the organization’s credit report from one or more credit reporting agencies at any time or times that a Non-Recourse Borrower Payment Dependent Note corresponding to the organization’s loan is offered for sale, on any such note trading platform, by lenders holding such Notes.  Information from the organization’s credit report may be displayed on the Semble website with the organization’s listings.  You authorize us to verify information in the organization’s credit report, and the organization agrees that Semble may contact third parties to verify any such information.  We may obtain the organization’s credit report each time the organization posts a listing.

3.  Listings.   The organization may request a loan from Semble by posting a listing on the platform.  The minimum and maximum loan amounts the organization may request are posted on the Semble website and are subject to change by us at any time without notice.  To post a listing, the organization must provide the amount of the loan it is requesting, the maximum interest rate it is willing to pay, which is subject to a minimum interest rate (100 basis points above the then applicable Applied Federal Rate (“AFR”) set by the IRS), and the length of the requested loan.  In addition and to the extent available, at the time the organization posts a listing it must also provide up to three (3) years’ past financials, current financials, organizational documentation, and real estate related information on the property that will secure the loan.  There are also a series of questions that the organization will be required to answer to post its listing on the platform.  You and your organization authorize and agree that we may display in your organization’s listing, and in any listings displayed on any note trading platform (that may exist from time to time) that describes Non-Recourse Borrower Payment Dependent Notes corresponding to a loan the organization obtains through the Semble platform that is offered for sale by lenders, on any such trading platform, holding such Notes; the organization’s self-reported answers to questions asked; as well as any information the organization provides including the details from the organization’s credit file with the credit reporting agency.

You and your organization will need to share the organization’s listing with individuals and organizations that have a pre-existing relationship with and are familiar with the organization (“supporters and friends”).  The organization’s supporters and friends who commit to the organization’s  listing do not guarantee payments on the organization’s loan, and commitments of the organization’s listing from the organization’s supporters and friends do not obligate the individual making the commitment to guarantee or make any payments on the organization’s loan.  The listing may display the number of commitments that select to receive an interest rate this is lower than the rate set by the organization.

Neither you or the organization may include personally identifying information, with exception of names of the organization’s management,for any individual of the not-for-profit organization, including, without limitation, personal addresses, personal phone numbers, personal email addresses, Social Security numbers or other details considered personal in the organization’s listing or on the organization’s Semble member web page, or elsewhere on the Semble Website (unless the individual is registering as a Semble lender member and posts such information of their own accord).  Listings that include this information are subject to cancellation by Semble, or deletion or redaction by Semble of the personally identifying information, although Semble is under no obligation to take such actions and you and the organization includes such information solely at your own risk.

Semble lenders may ask you and your organization questions about your organization’s loan listing and you and your organization may, but are not required to, respond to such questions.  If you and your organization do elect to respond to a lender’s question, the question and answer will be posted publicly in the listing.  Lenders’ questions are not posted in the listing or displayed elsewhere on our website unless you elect to answer the question.

Borrower listings are displayed on the platform.  This means that regardless of the privacy settings your organization places on its listing it will be possible for people who visit the Semble website to be able to view your organization’s listing provided, however, that if you select to have your organization’s listing posted as private then the listing will need to be specifically searched for in order to be viewed.  Upon the organization’s submission of a listing, it authorizes Semble to display the listing on the platform for purposes of obtaining a loan, and for enabling Semble lenders who own Non-Recourse Borrower Payment Dependent Notes (described in Section 5 below) corresponding to the organizations’ loan to offer, on any note trading platform that may exist from time to time, such Notes for sale to other lenders at any time while the organization’s loan is outstanding.  The organiztion authorizes and agrees that Semble may obtain and display updated information from the organization’s credit file with one or more credit reporting agencies, as well as information about the payment history and status of the organization’s loan, on any then-existing note trader platform at any time or times that a Non-Recourse Borrower Payment Dependent Note corresponding to the organization’s loan is offered for sale by lenders holding such Notes.   As long as the organization has selected to a “Public” listing during the registration process, to facilitate commitments for the organization’s listing, Semble may forward the listing by email to third parties, including but not limited to registered Semble lenders, and may display the listing in promotional, advertising and marketing materials, and the organization authorizes Semble to do so.

You and your organization authorize Semble to verify any information you or your organization provide in connection with a listing or the organization’sregistration as a borrower, and you and the organizationagree that Semble may contact third parties to verify information provided to Semble.  If such information changes after the organization posts a listing but before the listing expires, the organization must either (i) promptly notify Semble of the change, or (ii) withdraw the organization’s listing.  For example, if, while the organization’s listing is displayed on the platform, a pending lawsuit comes to your or the organization’s attention or events occur that materially decrease the projected revenues the organization provided to Semble when it submitted its listing, you and your organization must either notify Semble of the change, or withdraw the listing.  If the organization elects to withdraw its listing as a result of a change, it may (but isnot required to) post a new listing containing the updated information.  The organization cannot edit or amend its listing once it is posted on the platform without direct correspondence with Semble; however, the organization has the right to withdraw its listing at any time prior to expiration of the listing, and it may post another listing if it so desires.  Semble reserves the right, in its sole discretion, to limit the number of listings the organization posts or attempt to post on the platform.

The organization’s listing is a request for a loan from Semble in the amount specified in the listing and at an interest rate which is no higher than the maximum interest rate set forth in the organization’s listing.  The interest rate on the organization’s loan may be lower than the maximum rate specified in the organization’s listing, but it will never be higher.  The organization will not receive a loan in an amount less than the minimum amount specified in its listing, even if one or more commitments match a portion of the organization’s requested loan amount.  In order to post a listing on the platform the organization must have a good faith intent to obtain and repay your loan and the organization’s listing must be consistent with that intent.

The organization has the right to withdraw its listing at any time prior to expiration of the listing.  If the organization’s listing receives one or more lender commitments totaling, the minimum amount of the organization’s requested loan, the organization may receive a loan from Semble subject to our right to verify information the organization provided in connection with its listing and registration as a Semble user and our other rights as described in Section 4 below. If a loan is made to the organization, it does not have any right to rescind the loan.

Number of Listings.  Semble reserves the right, in its sole discretion, to limit the number of listings the organization posts or attempts to post on the platform.  The organization may have only one listing outstanding at a time.

Duration of Listings.  When the organization posts a listing, its listing will be displayed on the platform for ninety (90) days or for such other time period that we may in our sole discretion establish and amend from time to time.  However, if the organization’s listing receives one or more lender commitments totaling the full amount of the requested loan prior to expiration of the listing, the organization may elect to end its listing early –andneed not wait until the listing expires.   When the organization posts a listing, it will be displayed on the platform along with all other listings until the listing ends or expires, or until the listing is withdrawn by the organization or by us as provided in Section 4 below.

Prohibited Activities.  You and your organization agree that the organization will not, in connection with any listings, commitments, loans or other transactions involving or potentially involving Semble, (i) make any false, misleading or deceptive statements or omissions of material fact in the organization’s listing; (ii) misrepresent the organization’s identity; (iii) give to or receive from, or offer or agree to give to or receive from any Semble lender or other person any fee, bonus, additional interest, kickback or thing of value of any kind in connection with a requested or existing loan or in exchange for such person’s commitment or offer or agreement to commit on the organization’s listing; or (iv) represent yourself to any person, as a director, officer or employee, of Semble, unless you are such a director, officer or employee.

4.  Right to Verify Information and Cancel Funding.

a.  We reserve the right to verify the accuracy of all information provided by borrowers and lenders in connection with listings, commitments and loans.  We also reserve the right to determine in our sole discretion whether a registered user is using, or has used, the Semble website illegally or in violation of any order, writ, injunction or decree of any court or governmental instrumentality, for purposes of fraud or deception, or otherwise in a manner inconsistent with the Semble Terms and Conditions or any agreement between Semble and such user.  We may conduct our review at any time — before, during or after the posting of a listing, or before or after the funding of a loan.  You and your organization agree to respond promptly to our requests for information in connection with your listing, accounts, or your registration with Semble.

b.  In the event we determine, prior to funding a loan, that a listing, or a commitment for the listing, contains materially inaccurate information (including but not limited to unintended inaccuracies, inaccuracies resulting from errors by Semble, or inaccuracies resulting from changes in the borrower’s information between the date a listing is posted and the date the listing is to be funded) or was posted illegally or in violation of any order, writ, injunction or decree of any court or governmental instrumentality, for purposes of fraud or deception, or otherwise in a manner inconsistent with the Semble Terms and Conditions or any registration agreement, we may refuse to post the listing or, if the listing has already been posted, remove the listing from the platform and cancel all bids on the listing.

c.  When a listing ends or expires with one or more commitments totaling the minimum amount of a borrower’s requested loan, we may conduct a “pre-funding” review prior to funding the loan.  Loan funding occurs when loan proceeds are disbursed.  We may, at any time and in our sole discretion, delay funding of a loan in order to enable us to verify the accuracy of information provided by borrowers and lenders in connection with the listing or bids against the listing, and to determine whether there are any irregularities with respect to the listing or the commitments on the listing.  We may cancel or proceed with funding the loan, depending on the results of our pre-funding review.  If funding is cancelled, the listing will be removed from the platform and all commitments on the listing will be cancelled, and each lender’s funds will be returned to the Semble funding account, available to be used to make further commitments.  In the event we cancel funding of a loan, Semble will notify the borrower and all lenders for the listing of our determination to cancel funding of the loan.

5.  Matching of Commitments and Listings; Loan Funding.

a.  Registered Semble lender members will be able to review the organization’s listing and may commit funds to purchase, in various amounts, Non-Recourse Borrower Payment Dependent Notes (“Notes”) that Semble may issue to lender members who commit funds to facilitate the funding of the organization’s loan.  The Notes Semble issues to these lenders will be dependent for payment on payments received from the organization on its loan.  This means that the Semble lender members who facilitated the funding of the organization’s loan will receive payments on their Notes only to the extent the organization makes payments on its loan.  You and your organization acknowledge and agree that a lender’s commitment to purchase a Note corresponding to all or a portion of the organization’s loan from us does not confer any rights to the organization.  You and your organization also acknowledge and agree that Semble lenders make their own decisions whether to commit funds toward the organization’s loan.

b.  A match of the organization’s listing with one or more commitments in the minimum amount of the organization’s requested loan results in a loan from Semble to the organization, subject to our right to verify information as provided in this Agreement.

c.  We do not warrant or guaranty that the organization’s listing will be matched with any commitments.  The organization’s listing must receive one or more commitments totaling, the minimum amount of the organization’s requested loan in order for a loan to be made.  The organization will not receive a loan if there are commitments for only a portion (even a substantial portion) of the organization’s minimum requested loan amount.

6.  Compensation.  If you receive a loan, the organization must pay Semble an origination fee.  The current fee amounts are posted in the Fees and Charges section of the Semble website, and are subject to change by us at any time without notice.  The fee is paid by the borrower out of the loan proceeds at the time a loan is funded, so that the net amount of loan proceeds the organization receives will be less than the full amount of the organization’s loan.

7.  Making Your Loan Payments.  At the time the organization registers as a borrower, it must provide its bank account information to facilitate transfers of funds to and from its deposit account.  The organization agrees to make its loan payments by automated withdrawals from the organization’s designated account, or by the use of bank drafts drawn on the organization’s designated account.  At the time the organization’s listing is created, it will be asked to choose the method of making the organization’s loan payments, and the organization’s loan payments will be made by the payment method the organization chooses.  Semble will act as the servicer for all loans the organization obtains through the platform, and all communications regarding the organization’s loan must be made to Semble.

8.  Collection & Reporting of Delinquent Loans.  In the event the organization does not make its loan payments on time, Semble or any subsequent owner of the loan will have all remedies authorized or permitted by the Promissory Note and applicable law.  In addition, when a monthly payment becomes ninety (90) days past due, the organization’s loan may be referred to a collection agency for collection.  Semble may report loan payment delinquencies in excess of 30 days to one or more credit reporting agencies in accordance with applicable law.  Subject to limitations of applicable law, you and your organization authorize and agree that Semble or a collection agency may contact the organization at any or all of the telephone numbers you provide to Semble at or after registration or any of your other telephone numbers.

9.  No Guarantee.  SEMBLE DOES NOT WARRANT OR GUARANTEE (1) THAT THE ORGANIZATION’S LISTING WILL BE MATCHED WITH ANY COMMITMENTS OR (2) THAT THE ORGANIZATION WILL RECEIVE A LOAN AS A RESULT OF POSTING A LISTING.

10.  Restrictions on Use.  The organization is not authorized or permitted to use the Semble website to obtain, or attempt to obtain, a loan for someone other than the organization.  The organization must be an owner of the deposit account designated for electronic transfers of funds, with authority to direct that loan payments be made from the account.  The organization’s designated account will be the account into which any applicable loan proceeds will be deposited, and from which loan payments will be made.  Although the organization is registering as a borrower, it may also register and participate on the platform as a lender.  If the organization participates on the platform as a lender any amounts in the organization’s Semble funding account are subject to set-off against any delinquent amounts owing on any loan or loans the organization obtains as a Semble borrower. The organization will not receive further notice in advance of our exercise of our right to set-off amounts in the organization’s Semble funding account against any delinquent amounts owing on any loan or loans the organization obtains.  If the organization obtains a loan and fail to pay its loan in full, whether due to default, bankruptcy or other reasons, the organization will not be eligible to post any further listings or re-register with Semble as a borrower or lender.  Semble may in its sole discretion, with or without cause and with or without notice, restrict the organization’s access to the Semble website or platform.

11.  Authority.  You and your organization warrant and represent that you and it have the legal competence and capacity to execute and perform this Agreement and that this Agreement, once executed, will be the binding obligation of the organization and enforceable against it.

12.  Termination of Registration.  Semble may in its sole discretion, with or without cause, terminate this Agreement at any time by giving the organization notice as provided below.  In addition, upon Semble’s determination that the organization committed fraud or made a material misrepresentation in connection with a listing, bid or loan, performed any prohibited activity, or otherwise failed to abide by the terms of this Agreement or the Semble Terms and Conditions, Semble may, in its sole discretion, immediately and without notice, take one or more of the following actions: (i) terminate or suspend the organization’s  right to post listings or otherwise participate on the platform; (ii) terminate this Agreement and the organization’s registration with Semble.  Upon termination of this Agreement and the organization’s registration with Semble, any listings the organization has posted on the platform shall terminate, and will be removed from the platform immediately.  Any loans the organization obtains prior to the effective date of termination resulting from listings it had placed on the platform shall remain in full force and effect in accordance with their terms.

13.  Semble’s Right to Modify Terms.  Semble has the right to change any term or provision of this Agreement or the Semble Terms and Conditions.  Semble will give the organization notice of material changes to this Agreement, or the Semble Terms and Conditions, in the manner set forth in Section 16.  You and the organization authorize Semble to correct obvious clerical errors appearing in information the organization provides to Semble, without notice to the organization, although Semble expressly undertakes no obligation to identify or correct such errors.  This Agreement, along with the Semble Terms and Conditions, represent the entire agreement between the organization and Semble regarding the organization’s participation as a borrower on the platform, and supersede all prior or contemporaneous communications, promises and proposals, whether oral, written or electronic, between the organization and Semble with respect to the organization’s involvement as a borrower on the platform.

14.  Member Web Page Display and Content.  The organization is not required to maintain a “Semble borrower member web page” on the Semble website, where the organization can post photos, content, logos or links to websites as well as provide relevant information as it pertains to the listing.  The organization authorizes Semble to display on the Semble website all such material the organization provides to Semble.  Any material the organization displays on its member page must conform to the Semble Terms and Conditions, as amended from time to time, and material the organization displays or links to must not (i) infringe on Semble’s or any third party’s copyright, patent, trademark, trade secret or other proprietary rights or right of publicity or privacy; (ii) violate any applicable law, statute, ordinance or regulation; (iii) be defamatory or libelous; (iv) be lewd, hateful, violent, pornographic or obscene; (v) violate any laws regarding unfair competition, anti-discrimination or false advertising;

(vi) promote violence or contain hate speech; or (vii) contain viruses, trojan horses, worms, time bombs, cancelbots or other similar harmful or deleterious programming routines.

15.  Notices.  All notices and other communications hereunder shall be given by email to the organization’s registered email address or will be posted on the Semble website, and shall be deemed to have been duly given and effective upon transmission or posting.  You and/or your organization can contact us by sending an email to support@semble.com or calling us toll-free at (877) 973-6253.  The organization also agrees to notify Semble if its registered email address changes, and the organization agrees to update its registered address, mailing address and telephone number on the Semble website if its address or telephone number changes.

16.  No Warranties.  EXCEPT FOR THE REPRESENTATIONS CONTAINED IN THIS AGREEMENT, SEMBLE DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES TO THE ORGANIZATION OR ANY OTHER PARTY WITH REGARD TO YOUR USE OF THE SEMBLE WEBSITE AND THE PLATFORM, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

17.  Limitation on Liability.  IN NO EVENT SHALL ANY PARTY TO THIS AGREEMENT BE LIABLE TO ANY OTHER PARTY FOR ANY LOST PROFITS OR SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES.  FURTHERMORE, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO ANY OTHER PARTY REGARDING THE EFFECT THAT THE AGREEMENT MAY HAVE UPON THE FOREIGN, FEDERAL, STATE OR LOCAL TAX LIABILITY OF THE OTHER.

18.  Miscellaneous.  The organization may not assign, transfer, sublicense or otherwise delegate its rights under this Agreement to another person or partywithout Semble’s prior written consent.  Any such assignment, transfer, sublicense or delegation in violation of this Section shall be null and void.  This Agreement shall be governed by federal law and, to the extent that state law applies, the laws of the State of Washington.  Any waiver of a breach of any provision of this Agreement will not be a waiver of any other subsequent breach.  Failure or delay by either party to enforce any term or condition of this Agreement will not constitute a waiver of such term or condition.  If any part of this Agreement is determined to be invalid or unenforceable under applicable law, then the invalid or unenforceable provision will be deemed superseded by a valid enforceable provision that most closely matches the intent of the original provision, and the remainder of the Agreement shall continue in effect.   There are no other third party beneficiaries to this Agreement.

19.  Your Other Representations and Warranties.  You and your organization warrant and represent to Semble, as of the date of this Agreement and as of any dates, that (i) you and the organization have all necessary power and authority to execute and perform this Agreement; (ii) the execution and performance of this Agreement will not violate any provision in the organization’s charter documents, by-laws, or other constituent agreement or instrument governing the formation or administration of the organization; and (iii) the execution and performance of this Agreement will not constitute or result in a breach or default under, or conflict with, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking to which the organization is a party or by which it is bound.